UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2006

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2006, InFocus Corporation (the “Company”) adopted an amended and restated version of its Corporate Executive Severance Pay Plan.  The new version (the “2006 Severance Plan”) amends and restates the 2005 Corporate Executive Severance Pay Plan (the “2005 Severance Plan”) in its entirety; provided, that pursuant to the terms of the 2005 Severance Plan, the 2006 Severance Plan does not become effective with respect to a given participant in the 2005 Severance Plan without the written consent of the participant electing to be governed by the 2006 Severance Plan in lieu of the 2005 Severance Plan.

The changes reflected in the 2006 Severance Plan are largely administrative or procedural.  Except as noted below, the benefit levels, benefit payment events and definitions generally remain the same under the 2006 Severance Plan as in the 2005 Severance Plan.  Under both Severance Plans:

•                  Eligible officers generally include Vice Presidents and above.

•                  Only executives (i) whose employment is involuntarily terminated other than for “Cause”, or (ii) who resign with “Good Reason” within 18 months of a “Change in Control,” are eligible for benefits.

•                  Benefit levels for CEO or President-level employees:  24 months compensation minus lawful deductions and withholdings based upon base salary.

•                  Benefit levels for Executive Vice President, Sr. Vice President and Vice President-level employees:  12 months compensation minus lawful deductions and withholdings based upon base salary.

•                  Executive outplacement for a period of 12 months will be provided by the Company.

•                  An additional cash payment equal to the estimated COBRA benefits premium for 12 months (Vice Presidents) or 24 months (President or CEO) will be provided by the Company.

•                  All payments to the executive shall cease and the Company shall have no further payment obligations should the executive violate certain non-compete or non-solicit covenants.

•                  All payments are conditioned both on the executive’s signing a general release and abiding by all provisions of the Plan.

Changes in the 2006 Severance Plan include:

•                  The addition of an attorneys’ fees provision pursuant to which the prevailing party will be entitled to the payment of his/her/its attorneys’ fees by the non-prevailing party in the event of a dispute; provided, that if the executive is the non-prevailing party, he or she will only be required to pay the Company’s attorneys’ fees if the relevant court or arbitrator determines that there was no reasonable basis for the executive’s claim or the executive acted in bad faith in the litigation or arbitration.

•                  The salary continuation benefit is based on the base salary as of the date of termination or the date notice of termination is given, whichever is greater.  The 2005 Severance Plan used the date of termination.

•                  The Plan Administrator was given the ability to modify the Plan in certain instances to meet future changes in IRS requirements and make clerical or administrative changes without approval by participants.

•                  Benefit payments may be delayed in the event that the payment would result in the breach or violation of the Company’s loan obligations or applicable securities or other laws.

•                  To comply with Section 409A of the Internal Revenue Code, benefit payments to certain “key employees” will begin six months after termination.

A copy of the 2006 Severance Plan is attached as Exhibit 10.1 to this report and is incorporated herein.  The foregoing description of the 2006 Severance Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01   Financial Statements and Exhibits

(d)                                 Exhibits.  The following exhibit is attached hereto and this list is intended to constitute the exhibit index.

10.1                           2006 Restated Corporate Executive Severance Pay Plan and Summary Plan Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006	INFOCUS CORPORATION

	By:	/s/ C. KYLE RANSON
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ ROGER ROWE
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary
(Principal Financial Officer)